                                                                     Exhibit 4.2

                                CREDIT AGREEMENT


                         Dated as of September 17, 1996


                                     among


                            SONOCO PRODUCTS COMPANY
                                  as Borrower,


                              THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                      AND


                               NATIONSBANK, N.A.
                                    as Agent

                               TABLE OF CONTENTS
                               -----------------


                                                                        Page No.
                                                                        -------

         SECTION 1  DEFINITIONS..................................         - 1 -
               1.1  Definitions..................................         - 1 -
               1.2  Computation of Time Periods..................        - 15 -
               1.3  Accounting Terms.............................        - 15 -

         SECTION 2  THE CREDIT FACILITIES........................        - 15 -
               2.1  Revolving Loans..............................        - 15 -
               2.2  Competitive Loan Subfacility.................        - 17 -
               2.3  Swingline Loan Subfacility...................        - 20 -
               2.4  Default Rate.................................        - 23 -
               2.5  Extension and Conversion.....................        - 23 -
               2.6  Reductions in Commitments and Prepayments....        - 24 -
               2.7  Facility Fee.................................        - 25 -
               2.8  Capital Adequacy.............................        - 25 -
               2.9  Inability To Determine Interest Rate.........        - 25 -
              2.10  Illegality...................................        - 26 -
              2.11  Requirements of Law..........................        - 26 -
              2.12  Taxes........................................        - 27 -
              2.13  Indemnity....................................        - 30 -
              2.14  Pro Rata Treatment...........................        - 31 -
              2.15  Sharing of Payments..........................        - 31 -
              2.16  Place and Manner of Payments.................        - 32 -
              2.17  Replacement of Lenders.......................        - 33 -

         SECTION 3  CONDITIONS...................................        - 34 -
               3.1  Closing Conditions...........................        - 34 -
               3.2  Each Loan Advance............................        - 35 -

         SECTION 4  REPRESENTATIONS AND WARRANTIES...............        - 36 -
               4.1  Financial Statements.........................        - 36 -
               4.2  Corporate Status.............................        - 36 -
               4.3  Corporate Authorization......................        - 36 -
               4.4  No Conflicts.................................        - 36 -
               4.5  Litigation...................................        - 37 -
               4.6  Governmental and Other Approvals.............        - 37 -
               4.7  Use of Loans.................................        - 37 -
               4.8  Taxes........................................        - 37 -
               4.9  Compliance with Law..........................        - 38 -
              4.10  ERISA........................................        - 38 -
              4.11  Hazardous Substances.........................        - 39 -
              4.12  Liens........................................        - 39 -
              4.13  Investment Company...........................        - 39 -

         SECTION 5  COVENANTS....................................        - 39 -
               5.1  Reports, Certificates and Other Information..        - 39 -
               5.2  Books and Records............................        - 41 -
               5.3  Mergers and Consolidations...................        - 41 -
               5.4  Insurance....................................        - 41 -
               5.5  Payment of Taxes.............................        - 41 -

               5.6  Compliance With Laws.........................     - 42 -

               5.7  Use of Proceeds..............................     - 42 -
               5.8  Asset Sales, etc.............................     - 42 -
               5.9  Liens........................................     - 42 -
              5.10  Minimum Book Net Worth.......................     - 44 -

         SECTION 6  EVENTS OF DEFAULT............................     - 44 -
               6.1  Events of Default............................     - 44 -
               6.2  Rights and Remedies..........................     - 47 -

         SECTION 7  AGENCY PROVISIONS............................     - 48 -
               7.1  Appointment..................................     - 48 -
               7.2  Delegation of Duties.........................     - 48 -
               7.3  Exculpatory Provisions.......................     - 48 -
               7.4  Reliance on Communications...................     - 49 -
               7.5  Notice of Default............................     - 49 -
               7.6  Non-Reliance on Agent and Other Lenders......     - 50 -
               7.7  Indemnification..............................     - 50 -
               7.8  Agent in its Individual Capacity.............     - 51 -
               7.9  Successor Agent..............................     - 51 -

         SECTION 8  MISCELLANEOUS................................     - 51 -
               8.1  Notices......................................     - 51 -
               8.2  Benefit of Agreement.........................     - 52 -
               8.3  No Waiver; Remedies Cumulative...............     - 54 -
               8.4  Payment of Expenses, etc.....................     - 54 -
               8.5  Amendments, Waivers and Consents.............     - 55 -
               8.6  Audits/Inspections...........................     - 55 -
               8.7  Confidentiality..............................     - 55 -
               8.8  Counterparts.................................     - 56 -
               8.9  Headings.....................................     - 56 -
              8.10  Survival.....................................     - 56 -
              8.11  Governing Law; Submission to Jurisdiction;
                    Venue........................................     - 56 -
              8.12  Severability.................................     - 57 -
              8.13  Entirety.....................................     - 57 -

              8.14  Survival.....................................     - 57 -

                                CREDIT AGREEMENT



     THIS CREDIT AGREEMENT dated as of September 17, 1996 (the "Credit
                                                                ------
Agreement"), is by and among SONOCO PRODUCTS COMPANY, a South Carolina corporation (the "Borrower"), the several lenders identified on the signature
                  --------
pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such
             -------
capacity, the "Agent").
               -----

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $450,000,000 5-year revolving credit facility under this Credit Agreement for funding general corporate purposes; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1    Definitions.  As used in this Credit Agreement, the following terms
            -----------
shall have the meanings specified below unless the context otherwise requires:

          "Agent" means NationsBank, N.A. and any successors and assigns in such
           -----
     capacity.

          "Applicable Eurodollar Margin" shall mean on any date, with respect to
           ----------------------------
     Eurodollar Loans made to the Borrower, the applicable spread set forth below based upon the ratings applicable on such date to any Long-Term Debt of the Borrower then outstanding:

                                      Eurodollar
                                        Margin
                                      ----------

     Category 1
     ----------

     A+ by S&P and                      .1250%
     A1 by Moody's

     Category 2
     ----------

     A by S&P and                       .1250%
     A2 by Moody's

     Category 3
     ----------

     A- by S&P and                      .130%
     A3 by Moody's

     Category 4
     ----------

     BBB+ by S&P and                    .1650%
     Baa1 by Moody's

     Category 5
     ----------

     BBB by S&P and                     .20%
     Baa2 by Moody's

     Category 6
     ----------

     Lower than BBB by S&P or
     lower than Baa2 by Moody's         .2750%

     For purposes of the foregoing, (a) if no rating for any Long-Term Debt of the Borrower shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a rating for the Long-Term Debt of the Borrower which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no rating for any Long-Term Debt or subordinated debt of the Borrower shall be available from either Moody's or S&P, the Applicable Eurodollar Margin shall be as set forth in Category 6,
     (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different categories, the Applicable Eurodollar Margin shall be based upon the superior (or numerically lowest) category and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

          "Applicable Fee Percentage" shall mean on any date, the applicable
           -------------------------
     percentage set forth below based upon the ratings applicable on such date to any Long-Term Debt of the Borrower then outstanding:

                                            Fee
                                         Percentage
                                         ----------

     Category 1
     ----------

     A+ by S&P and                          .05%
     A1 by Moody's

     Category 2
     ----------

     A by S&P and                           .0625%
     A2 by Moody's

     Category 3
     ----------

     A- by S&P and                          .07%
     A3 by Moody's

     Category 4
     ----------

     BBB+ by S&P and                        .085%
     Baa1 by Moody's

     Category 5
     ----------

     BBB by S&P and                         .10%
     Baa2 by Moody's

     Category 6
     ----------

     Lower than BBB by S&P or
     lower than Baa2 by Moody's             .125%

     For purposes of the foregoing, (a) if no rating for any Long-Term Debt of the Borrower shall be available from either Moody's or S&P, such rating agency shall be deemed to have established a rating for the Long-Term Debt of the Borrower which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no rating for any Long-Term Debt or subordinated debt of the Borrower shall be available from either Moody's or S&P, the Applicable Fee Percentage shall be as set forth in Category 6, (c) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different categories, the Applicable Fee Percentage shall be based upon the superior (or numerically lowest) category and (d) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Facility Fees that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
           ---------------
     States Code, as amended, modified, succeeded or replaced from time to time.

          "Base Rate" means, for any day, the rate per annum (rounded upwards,
           ---------
     if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%
                                                                 ----
     or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined
           --------------
     by reference to the Base Rate.

          "Book Net Worth" means, at any time, consolidated net stockholders'
           --------------
     equity of the Borrower and its Subsidiaries determined in accordance with GAAP.

          "Borrower" means Sonoco Products Company, a South Carolina
           --------
     corporation, as identified as such in the heading hereof, together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
     on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in
                                                      ------ ----
     connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

          "Capital Lease" means any lease of Property the obligations with
           -------------
     respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Closing Date" means the date hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
     successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Commitment" means (i) as to each Lender, the commitment of such
           ----------
     Lender to make its Commitment Percentage of Committed Loans up to its Committed Amount and (ii) as to the Swingline Lender, the Swingline Commitment.

          "Commitment Percentage" means, for each Lender, a fraction (expressed
           ---------------------
     as a percentage) the numerator of which is the Committed Amount of such Lender at such time and the denominator of which is the Total Committed Amount, provided that if the Commitment Percentage of any Lender is to be
             --------
     determined after the Commitments have been terminated, then the Commitment Percentage of such Lender shall be determined immediately prior (and without giving effect) to such termination.

          "Committed Amount" means, as to each Lender, the maximum amount of
           ----------------
     such Lender's Commitment as identified on Schedule 2.1(a), as such amount
                                               ---------------
     may be reduced or increased from time to time in accordance with the terms of this Agreement.

          "Committed Loans" means such term as defined in Section 2.1.
           ---------------

          "Committed Note" or "Committed Notes" means the promissory notes of
           --------------      ---------------
     the Borrower in favor of each of the Lenders evidencing the Committed Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Competitive Bid" means an offer by a Lender to make a Competitive
           ---------------
     Loan pursuant to the terms of Section 2.2.

          "Competitive Bid Rate" means, as to any Competitive Bid made by a
           --------------------
     Lender in accordance with the provisions of

     Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for
           -----------------------
     Competitive Bids in accordance with the provisions of Section 2.2.

          "Competitive Loan" means a loan made by a Lender in its discretion
           ----------------
     pursuant to the provisions of Section 2.2.

          "Competitive Lenders" means, at any time, those Lenders which have
           -------------------
     Competitive Loans outstanding.

          "Competitive Note" or "Competitive Notes" means the promissory notes
           ----------------      -----------------
     of the Borrower in favor of each of the Lenders evidencing the Competitive Loans, if any, provided pursuant to Section 2.2(i), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Credit Agreement" means this Credit Agreement.
           ----------------

          "Credit Documents" means this Credit Agreement and the Notes.
           ----------------

          "Default" means any event, act or condition which with notice or lapse
           -------
     of time, or both, would constitute an Event of Default.

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States of America.

          "Domestic Subsidiary" means any Subsidiary (a) incorporated under the
           -------------------
     laws of the United States or any state, territory or possession thereof, or the Commonwealth or Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico.

          "Environmental Laws" means any and all lawful and applicable Federal,
           ------------------
     state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity, whether or not incorporated, which
           ---------------
     is under common control with the Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined
           ---------------
     by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
     Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate =             LIBOR Rate
                            ---------------------------------
                            1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage
           -----------------------------
     (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum weighted average reserve requirement for the Lenders (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined). The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage. The Agent will promptly notify the Borrower of any change in the Eurodollar Reserve Percentage of which it becomes aware.

          "Event of Default" means such term as defined in Section 6.1.
           ----------------

          "Facility Fee" means such term as defined in Section 2.7.
           ------------

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
     annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States applied on a consistent basis and subject to Section 1.3 hereof.

          "Governmental Authority" means any Federal, state, local or foreign
           ----------------------
     court or governmental agency, authority, instrumentality or regulatory body.

          "Guaranty Obligations" means, with respect to any Person, without
           --------------------
     duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Indebtedness" of any Person means (i) all obligations of such Person
           ------------
     for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all obligations of such Person under Capital Leases, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (ix) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner (except for any such Indebtedness with respect to which the holder thereof is limited to the assets of such partnership or joint venture).

          "Interest Payment Date" means (i) as to any Base Rate Loan, the last
           ---------------------
     day of each March, June, September and December and the Termination Date,
     (ii) as to any Eurodollar Loan, any Competitive Loan or any Swingline Loan, the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of
                                                    ------ ----
     Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

          "Interest Period" means (i) with respect to any Eurodollar Loan, a
           ---------------
     period of one, two, three or six months' duration, as the Borrower may elect, commencing in each case on the date of the borrowing (including extensions and conversions), (ii) with respect to any Competitive Loan, a period beginning on the date of borrowing and ending on the date specified in the respective Competitive Bid whereby the offer to make such Competitive Loan was extended, which shall be not less than 7 days nor more than 180 days' duration and (iii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.3(b)(i) (such ending date in any event to be not more than 13 days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is
     --------  -------
     not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall, subject to clause (A) above, end on the last Business Day of such calendar month.

          "Lenders" means each of the Persons identified as a "Lender" on the
           -------
     signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "LIBOR Rate" means, for any Interest Period, the interest rate per
           ----------
     annum equal to the offered rate for deposits in United States dollars (rounded upward to four decimal places) in amounts comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the Eurodollar Loan to be made by the Lenders, which interest rate appears on the Telerate Page 3750 as of 11:00 a.m. (London time) two
     (2) Business Days prior to the first day of such Interest Period; provided,
                                                                       --------
     however, that (i) if more than one such offered rate appears on Telerate
     -------
     Page 3750, the LIBOR Rate shall be the arithmetic average (rounded upward to four decimal places) of such offered rates, or (ii) if no such offered rate appears on such page, the LIBOR Rate shall be the interest rate per annum (rounded to four decimal places) at which United States dollar deposits are offered to NationsBank in the London interbank borrowing market at approximately 11:00 a.m. (Charlotte, North Carolina time) on the date two (2) Business Days prior to the first day of such Interest Period in an amount comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the Eurodollar Loan to be made by the Lenders.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means a Committed Loan and/or a Competitive Loan
           ----      -----
     and/or a Swingline Loan, as appropriate.

          "Long-Term Debt" shall mean, at any time, any publicly-held senior
           --------------
     unsecured debt obligations outstanding at such time with a maturity more than one year after the date of any determination hereunder.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
     condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as
           ------------------
     defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which the Borrower, any of its
           ----------------------
     Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower, its Subsidiaries or any ERISA Affiliate are contributing sponsors.

          "NationsBank" means NationsBank, N.A. and its successors.
           -----------

          "Non-Excluded Taxes" means such term as defined in Section 2.12(a).
           ------------------

          "Note" or "Notes" means the Committed Notes and/or the Competitive
           ----      -----
     Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

          "Notice of Borrowing" means the written notice of borrowing as
           -------------------
     referenced and defined in Section 2.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension
           ------------------------------
     or conversion of a Loan in accordance with Section 2.5, a form of which is attached as Schedule 2.5.
                 ------------

          "Obligations" means, with respect to the Agent and any or all of the
           -----------
     Lenders, the unpaid principal of, and the accrued and unpaid interest on, the Loans, all accrued and unpaid Facility Fees and all other unsatisfied obligations of the Borrower arising under any of the Credit Documents, including without limitation under Sections 2.11, 2.12 and 2.13.

          "Participation Interest" means the extension of credit by a Lender by
           ----------------------
     way of a purchase of a participation in Swingline Loans as provided in
     Section 2.3(b)(iii).

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the per annum rate of interest established from
           ----------
     time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan,
           -----------
     the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

          "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest
           --------------------------
     at a Quoted Rate.

          "Replaced Lender" means such term as defined in Section 2.17.
           ---------------

          "Replacement Lender" means such term as defined in Section 2.17.
           ------------------

          "Reportable Event" means any of the events set forth in Section
           ----------------
     4043(b) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. (S) 2615.

          "Required Lenders" means, at any time, Lenders having at least fifty-
           ----------------
     one percent (51%) of the Commitments or, if the Commitments have been terminated, Lenders holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes and the Participation Interests.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Subject Property" means such term as defined in Section 4.11.
           ----------------

          "Subsidiary" means, as to any Person, (a) any corporation more than
           ----------
     50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, limited liability company, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Unless otherwise specified, any reference to a Subsidiary is intended as a reference to a Subsidiary of the Borrower.

          "Swingline Commitment" means the commitment of the Swingline Lender to
           --------------------
     make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

          "Swingline Committed Amount" shall have the meaning assigned to such
           --------------------------
     term in Section 2.3(a).

          "Swingline Lender" means NationsBank, N.A.
           ----------------

          "Swingline Loan" shall have the meaning assigned to such term in
           --------------
     Section 2.3(a).

          "Swingline Note" means the promissory note of the Borrower in favor of
           --------------
     the Swingline Lender in the original principal amount of $15,000,000.00, as such promissory note may be amended, modified, restated or replaced from time to time.

          "Termination Date" means, with respect to any Lender at any time, the
           ----------------
     earlier of (i) September 17, 2001 and (ii) the day on which the Commitments shall have been reduced to zero and terminated in whole pursuant to the terms hereof.

          "Termination Event" means (i) with respect to any Plan, the occurrence
           -----------------
     of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
     Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Total Assets" means, at any time, all items which would, in
           ------------
     accordance with GAAP, be classified as assets (other than intangible assets) on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "Total Committed Amount" means the aggregate Committed Amounts of all
           ----------------------
     the Lenders, being initially $450,000,000.

          "U.S. Tax Compliance Certificate" means such term as defined in
           -------------------------------
     Section 2.11(b)(Y).

     1.2  Computation of Time Periods.  For purposes of computation of periods
          ---------------------------
of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.  Except as otherwise expressly provided herein, all
          ----------------
accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section
5.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 5.1 hereof, consistent with the financial statements as at June 30, 1996 referenced in Section 4.1); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.


                                   SECTION 2

                             THE CREDIT FACILITIES

     2.1  Revolving Loans.
          ---------------

          (a)    Commitment.  Subject to the terms and conditions of this Credit
                 ----------
     Agreement, each Lender severally agrees to make revolving loans ("Committed
                                                                       ---------
     Loans") to the Borrower from time to time during the period from the date
     -----
     hereof to the Termination Date in an aggregate principal amount not to exceed such Lender's Commitment at any time in effect; provided, however,
                                                            --------  -------
     that (A) with regard to each Lender individually, such Lender's Committed Loans shall not exceed its Commitment Percentage and (B) with regard to the Lenders collectively, the aggregate amount of Committed Loans plus the
                                                                   ----
     aggregate amount of Competitive Loans plus the aggregate amount of all
                                           ----
     Swingline Loans shall not exceed the Total Committed Amount. Committed Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b)  Committed Loan Borrowings.
               -------------------------

               (i)  Notice of Borrowing.  The Borrower shall request a Committed
                    -------------------
     Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Committed Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor.  A form of Notice of Borrowing (a "Notice
                                                                         ------
     of Borrowing") is attached as Schedule 2.1(b)(i).  If the Borrower shall
     ------------                  ------------------
     fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Committed Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

               (ii)  Minimum Amounts.  Each Committed Loan borrowing shall be in
                     ---------------
     a minimum aggregate amount of $5,000,000 and integral multiples of $2,000,000.

               (iii)  Advances.  Each Lender will make its Commitment Percentage
                      --------
     of each Committed Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or at
                                                          ---------------
     such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (c)  Repayment.  The principal amount of all Committed Loans shall be
               ---------
     due and payable in full on the Termination Date.

          (d)  Interest.  Subject to the provisions of Section 2.4, Committed
               --------
     Loans shall bear interest at a per annum rate equal to:

               (i)  Base Rate Loans.  During such periods as Committed Loans
                    ---------------
          shall be comprised of Base Rate Loans, the Base Rate; and

               (ii)  Eurodollar Loans.  During such periods as Committed Loans
                     ----------------
          shall be comprised of Eurodollar Loans, the sum of the Eurodollar Rate

          plus the Applicable Margin.
          ----

     Interest on Committed Loans shall be payable in arrears on each Interest Payment Date.

          (e)  Committed Notes.  The Committed Loans made by each Lender shall
               ---------------
     be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Schedule 2.1(e).
                                         ---------------

     2.2  Competitive Loan Subfacility.
          ----------------------------

          (a)  Competitive Loans.  Subject to the terms and conditions of this
               -----------------
     Credit Agreement, the Borrower may, from time to time during the period from the date hereof to the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower;

     provided that the sum of the aggregate amount of Competitive Loans plus the
     --------                                                           ----
     aggregate amount of Committed Loans plus the aggregate amount of Swingline
                                         ----
     Loans shall not exceed the Total Committed Amount. Each Competitive Loan shall be in a minimum aggregate principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof.

          (b) Competitive Bid Requests.  The Borrower may solicit Competitive
              ------------------------
     Bids by delivery of a Competitive Bid Request substantially in the form of

     Schedule 2.2(b)-1 to the Agent or each Lender by 12:00 Noon (Charlotte,
     -----------------
     North Carolina time) on the second Business Day prior to the date of the requested Competitive Loan borrowing in the case of all other Competitive Bid Requests. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested. The Agent shall, promptly following its receipt of a Competitive Bid Request notify the Lenders of its receipt and the contents thereof. A form of such notice is provided in Schedule
                                                                     --------
     2.2(b)-2.  No more than three (3) Competitive Bid Requests shall be
     --------
     submitted at any one time (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

          (c) Competitive Bid Procedure.  Each Lender may, in its sole
              -------------------------
     discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the proposed date of borrowing. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.2(c). A Competitive Bid submitted by a Lender in
                 ---------------
     accordance with the provisions hereof shall be irrevocable, absent manifest error. In the case of each Competitive Bid auction being administered by the Agent, the

     Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof and shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

          (d)  Submission of Competitive Bids by Agent.  In the case of each
               ---------------------------------------
     Competitive Bid auction being administered by the Agent, if the Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to the related Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to the terms of subsection (c) above.

          (e) Acceptance of Competitive Bids.  The Borrower may, in its sole and
              ------------------------------
     absolute discretion, subject only to the provisions of this subsection (e), accept or reject any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of Schedule
                                                                        --------
     2.2(e) of its acceptance of any or all such Competitive Bids.  Such
     ------
     notification must be received by the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the date on which notice of election to make a Competitive Bid is to be given by the Lenders pursuant to the terms of subsection (c) above; provided, however, (i) the failure by the Borrower
                              --------  -------
     to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a rejection thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the related Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit a Competitive Bid at the same Competitive Bid Rate, then the Borrower shall accept portions of the Competitive Bids of such Lenders on a pro rata basis based upon the amount of the Competitive Bids of such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $100,000 and integral multiples thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. In the case of each Competitive Bid auction being administered by the Agent, the Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the date of receipt by the Agent of a notification from the Borrower of its acceptance and/or rejection of Competitive Bids, notify each Lender of its receipt and the contents thereof, such notification to include the ranges of Competitive Bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to the applicable Competitive Bid Request. Upon its receipt from the Agent or the Borrower, as applicable, of notification of the Borrower's acceptance of its Competitive Bid(s) in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) Funding of Competitive Loans.  Each Lender which is to make a
              ----------------------------
     Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of the Borrower (in Dollars and in funds immediately available to the Agent) at the office of the Agent specified in Schedule
                                                                     --------
     2.1(a), or at such other office as the Agent may designate in writing, (i)
     ------
     in the case of same day Competitive Loan borrowing requests, by 4:00 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request or (ii) in all other cases, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Lenders and in like funds as received by the Agent.

          (g) Maturity of Competitive Loans.  Each Competitive Loan shall mature
              -----------------------------
     and be due and payable in full on the last day of the Interest Period applicable thereto. Unless the Borrower shall give notice to the Agent otherwise, the Borrower shall be deemed to have requested a Committed Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

          (h) Interest on Competitive Loans.  Subject to the provisions of
              -----------------------------
     Section 2.4, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

          (i) Competitive Loan Notes.  The Competitive Loans shall be evidenced
              ----------------------
     by a duly executed promissory note of the Borrower to each Lender in an original principal amount equal to the Total Committed Amount and substantially in the form of Schedule 2.2(i).
                                  ---------------

          (j) Competitive Bid Request Fee.  The Borrower shall make payment to
              ---------------------------
     the Agent for each Competitive Bid Request a Competitive Bid administration fee of $500 concurrently with delivery of any Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender or accepted by the Borrower and whether or not any Competitive Loan is extended by any Lender in connection with such Competitive Bid Request).

      2.3 Swingline Loan Subfacility.
          --------------------------

          (a) Swingline Commitment.  Subject to the terms and conditions hereof
              --------------------
     and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from
              --------------                          ---------------
     time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate
                                     --------  -------
     principal amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "Swingline Committed
                                                           -------------------
     Amount"), and (ii) the aggregate principal amount of outstanding Committed
     ------
     Loans plus the aggregate principal amount of outstanding Swingline Loans
           ----
     plus the aggregate principal amount of outstanding Competitive Loans shall
     ----
     not exceed the Total Committed Amount.   Swingline Loans hereunder shall be
     made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b)   Swingline Loan Advances.
                -----------------------

               (i) Notices; Disbursement.  Whenever the Borrower desires a
                   ---------------------
          Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower but in no event shall the maturity of any Swingline Loan exceed 13 days. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 4:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

          (ii) Minimum Amounts.  Each Swingline Loan advance shall be in a
               ---------------
          minimum principal amount of $500,000.00 and in integral multiples of $100,000.00 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

          (iii)  Repayment of Swingline Loans.  The principal amount of all
                 ----------------------------
          Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than thirteen (13) days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Committed Loan, in which case the Borrower shall be deemed to have requested a Committed Loan comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have
                 --------  -------
          been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section
          6.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 6.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Committed Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of
                                              ---------------
          such borrowing may not comply with the minimum amount for advances of Committed Loans otherwise required hereunder, (II) whether any conditions specified in Section 3.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Committed Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Committed Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Committed Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the U.S. Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Total Committed Amount, provided that (A) all interest payable on the
                                  --------
          Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

          (c) Interest on Swingline Loans.  (i) Subject to the provisions of
              ---------------------------
     Section 2.4, each Swingline Loan shall bear interest as follows:

               (A) Base Rate Loans.  If such Swingline Loan is a Base Rate Loan,
                   ---------------
          at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate.

               (B) Quoted Rate Swingline Loans.  If such Swingline Loan is a
                   ---------------------------
          Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

     Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

               (ii) Payment of Interest.  Interest on Swingline Loans shall be
                    -------------------
          payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (d) Swingline Note.  The Swingline Loans shall be evidenced by a duly
              --------------
     executed promissory note of the Borrower to the Swingline Lender in substantially the form of Schedule 2.3(d).
                               ---------------

     2.4  Default Rate.  Overdue principal and, to the extent permitted by law,
          ------------
overdue interest in respect of each Loan and any other overdue amount payable hereunder or under the other Credit Documents hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     2.5  Extension and Conversion.  The Borrower shall have the option, on any
          ------------------------
Business Day prior to the Termination Date, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 2.10, Eurodollar
      --------
Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in
                      ---------------
such minimum amounts as provided in Section 2.1(b)(ii), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans and Competitive Loans may not be extended or converted pursuant to this Section 2.5. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c) and (d) of Section 3.2. In the event the Borrower fails to request extension of or conversion into any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loans shall be automatically converted into Base Rate Loans at the end of their Interest Period. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     2.6  Reductions in Commitments and Prepayments.
          -----------------------------------------

          (a)  Termination of Commitments Generally.  The Borrower may at any
               ------------------------------------
     time, upon not less than five (5) Business Days' written notice to the Agent, terminate the Commitments, in whole or in part; provided that (i)
                                                            --------
     the Commitments shall not be terminated to an amount less than the sum of the aggregate amount of Competitive Loans plus the aggregate amount of
                                               ----
     Committed Loans plus the aggregate amount of the Swingline Loans and (ii)
                     ----
     partial terminations shall be in a minimum principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof. Partial terminations in the Commitments will serve to reduce each of the Lenders' respective Committed Amount ratably in accordance with the provisions of Section 2.14(a). Terminations of the Commitments, in whole or in part, pursuant to this subsection (a) are permanent and may not be reinstated.

          (b)  Voluntary Prepayments.  The Borrower may prepay the Loans, in
               ---------------------
     whole or in part; provided that (i) Committed Loans which are Eurodollar
                       --------
     Loans and Competitive Loans may be prepaid only with three (3) Business Days' prior written notice to the Agent and any such prepayment of Committed Loans which are Eurodollar Loans, Competitive Loans and Quoted Rate Swingline Loans shall be accompanied by any amounts owing under
     Section 2.13 on account thereof, and (ii) partial prepayments shall be in a minimum principal amount of $5,000,000 and multiples of $2,000,000 in excess thereof.

          (c) Mandatory Prepayments.  If at any time the sum of the aggregate
              ---------------------
     amount of Competitive Loans plus the aggregate amount of Committed Loans
                                 ----
     plus the aggregate amount of the Swingline Loans shall exceed the Total
     ----
     Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the deficiency.

          (d)  Notice.  In the case of voluntary prepayments under subsection
               ------
     (b) hereof, the Borrower will give notice to the Agent of its intent to make such a prepayment by 11:00 A.M. (Charlotte, North Carolina time) three
     (3) Business Days', in the case of Committed Loans which are Eurodollar Loans and Competitive Loans, and one (1) Business Day, in all other cases, prior to the date of prepayment.

     2.7  Facility Fee.  The Borrower agrees to pay in immediately available
          ------------
funds to the Agent (without offset or counterclaim), for the account of the Lenders, in consideration of the Commitments hereunder, on the last day of each calendar quarter (commencing with the first such date after the date hereof) and on the Termination Date, a facility fee (the "Facility Fee") equal to the
                                              ------------
Applicable Fee Percentage (on a per annum basis) multiplied by the Total Committed Amount during the preceding period or quarter. The Facility Fee shall commence to accrue as of the date hereof, and shall cease to accrue on the Termination Date.

     2.8  Capital Adequacy.  If, after the date hereof, any Lender has
          ----------------
determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any Person controlling such Lender (its "parent")) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or its parent) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (and its parent's) policies with respect to capital adequacy), then, upon notice from such Lender, the Borrower shall pay to such Lender, without duplication, such additional amount or amounts as will compensate such Lender (or its parent) for such reduction; provided that no such amounts shall be payable with respect to
           --------
reduction in rate of return incurred more than 90 days before such Lender demands compensation under this Section. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     2.9  Inability To Determine Interest Rate.  If prior to the first day of
          ------------------------------------
any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     2.10  Illegality.  Notwithstanding any other provision herein, if the
           ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit

Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.13.

     2.11  Requirements of Law.  If the adoption of or any change in any
           -------------------
Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.12 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 2.12(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

     and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand and without duplication, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that in any such
                                                  --------
     case, the Borrower (after payment of all amounts due under this Section 2.11) may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 2.13. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and
     (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.12  Taxes.
           -----

          (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by Governmental Authority, excluding (i) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, or (ii) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing any applicable lending office after the date that such Lender becomes a party hereto, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however, that the Borrower shall be entitled to
                       --------  -------
     deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,
          (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent (A) a certificate substantially in the form of Schedule 2.11 hereto (any such
                                       -------------
          certificate a "U.S. Tax Compliance Certificate") and (B) two accurate
                         -------------------------------
          and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

          unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 8.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a
                                       --------
          Participant the obligations of such Participant pursuant to this subsection (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     2.13  Indemnity.  The Borrower agrees to indemnify each Lender and to hold
           ---------
each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of a Eurodollar Loan, a Competitive Loan or a Quoted Rate Swingline Loan, conversion into a Eurodollar Loan, a Competitive Loan or a Quoted Rate Swingline Loan, or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan or a Competitive Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of a Eurodollar Loan, a Competitive Loan or a Quoted Rate Swingline Loan on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans or Competitive Loans, as appropriate (excluding in the case of Eurodollar Loans, however, the margin in excess of the Eurodollar Rate included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.14  Pro Rata Treatment.  Except to the extent otherwise provided herein:
           ------------------

          (a) Committed Loans.  Each Committed Loan borrowing, each payment or
              ---------------
     prepayment of principal of any Committed Loan and each payment of interest on the Committed Loans, each reduction of the Total Committed Amount, and each conversion or continuation of any Loan, shall be allocated among the relevant Lenders in accordance with the respective applicable Commitment Percentages (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Committed Loans of such Lenders); and

          (b) Advances.  Unless the Agent shall have been notified in writing by
              --------
     any Lender prior to a Committed Loan borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such Committed Loan borrowing is not made available to the Agent by such Lender within two Business Days of such Borrowing Date, the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

     2.15  Sharing of Payments.  The Lenders agree among themselves that, in the
           -------------------
event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.14 to share in the benefits of any recovery on such secured claim.

     2.16  Place and Manner of Payments.  Except as otherwise specifically
           ----------------------------
provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices specified in Schedule 2.1(a) not later
                                                     ---------------
than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 2.6(c)). The Agent will distribute such payments to the Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     2.17  Replacement of Lenders.  If any Lender delivers a notice to the
           ----------------------
Borrower pursuant to Sections 2.8, 2.10, 2.11 or 2.12, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial
             ---------------
institutions (collectively, the "Replacement Lender"), provided that (A) at the
                                 ------------------    --------
time of any replacement pursuant to this Section 2.16, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of

Schedule 8.2(b) pursuant to, and in accordance with the terms of, Section 8.2(b)
- ---------------
(and with all fees payable pursuant to said Section 8.2(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.7, and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 2.8, 2.11 or 2.12, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.


                                   SECTION 3

                                   CONDITIONS
                                   ----------

     3.1  Closing Conditions.  The obligation of the Lenders to enter into this
          ------------------
Credit Agreement and make the initial Loans is subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

          (a) Executed Credit Documents.  Receipt by the Agent of duly executed
              -------------------------
     copies of this Credit Agreement and the Notes.

          (b) No Default; Representations and Warranties.  As of the Closing
              ------------------------------------------
     Date (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects.

          (c) Opinion of Counsel.  Receipt by the Agent of an opinion, or
              ------------------
     opinions, satisfactory to the Agent, addressed to the Agent and the Lenders and dated as of the Closing Date substantially in the form of Schedule
                                                                   --------
     3.1(c) attached hereto.
     ------

          (d) Corporate Documents.  Receipt by the Agent of the following:
              -------------------

                    (i) Charter Documents.  Copies of the articles or
                        -----------------
          certificates of incorporation or other charter documents of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                    (ii) Bylaws.  A copy of the bylaws of the Borrower certified
                         ------
          by a secretary or assistant secretary of the Borrower to be true and correct as of the Closing Date.

                    (iii)  Resolutions.  Copies of resolutions of the Board of
                           -----------
          Directors of the Borrower approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of the Borrower to be true and correct and in force and effect as of the Closing Date.

                    (vi) Good Standing.  Copies of certificates of good
                         -------------
          standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities in the State of South Carolina.

          (e)  Material Adverse Change.  Since December 31, 1995, there shall
               -----------------------
     not have occurred, nor otherwise exist, an event or condition which has a Material Adverse Effect on the Borrower.

          (f)  Other.  Receipt by the Agent of such other documents, agreements
               -----
     or information which may be reasonably requested by the Lenders.

     3.2  Each Loan Advance.  The obligation of each Lender to make any Loan,
          -----------------
including the conversion to or extension of any Eurodollar Loan, is subject to satisfaction of the following conditions:

         (a) (i) In the case of any Committed Loan, the Agent shall have received an appropriate Notice of Borrowing or Notice of Extension/Conversion; and (ii) in the case of any Competitive Loan, the applicable Competitive Lender shall have received an appropriate notice of acceptance of its related Competitive Bid;

         (b) The representations and warranties set forth in Section 4 shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded; and

         (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion relating to an extension of or conversion into Eurodollar Loans and each request for a Competitive Bid pursuant to a Competitive Bid Request and receipt by the Borrower of the proceeds of each Loan shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Agent and the Lenders as follows:

     4.1  Financial Statements.  The Borrower has furnished to the Lenders
          --------------------
copies of (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, cash flows and common shareholders' equity for the fiscal year then ended and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1996 and the related consolidated statements of income and reinvested earnings and cash flows of the Borrower and its Subsidiaries, for the 6 months then ended. Such financial statements, including the related schedules and notes, are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such dates and the results of their operations for such periods, all in accordance with GAAP applied on a consistent basis (except (i) as otherwise stated therein or in the notes thereto and (ii) for changes resulting from audit and normal year-end audit adjustment to the December 31, 1995 financial statements) throughout the periods involved. Since December 31, 1995, there has not occurred or existed nor otherwise exist, an event or condition which has had a Material

Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

     4.2  Corporate Status.  The Borrower is a corporation duly incorporated and
          ----------------
organized and validly existing in good standing in its respective jurisdiction of incorporation, is duly qualified and in good standing as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, except where its failure so to qualify would not have a Material Adverse Effect, and has full power to own its real properties and its material personal properties and to carry on its business as now conducted.

     4.3  Corporate Authorization.  The execution, delivery and performance of
          -----------------------
this Credit Agreement and of the Notes are within the powers and authority of the Borrower and have been duly authorized by proper corporate proceedings.
This Credit Agreement and Notes have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     4.4  No Conflicts.  Neither the execution and delivery of the Credit
          ------------
Agreement and Notes, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower will (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

     4.5  Litigation.  There are no actions, suits or proceedings pending or, to
          ----------
the best knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary in any court or arbitration or before or by any governmental department, agency or instrumentality, domestic or foreign, which reasonably would be expected to have a Material Adverse Effect; and neither the Borrower nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree or award or in violation of any rule or regulation of any court or binding arbitration or governmental department, agency or instrumentality, domestic or foreign, the violation of which would have a Material Adverse Effect.

     4.6  Governmental and Other Approvals.  No approval, consent or
          --------------------------------
authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality, domestic or foreign, is necessary for the execution or delivery by the Borrower of this Credit Agreement or the Notes or for the performance by the Borrower of any of the terms or conditions hereof or thereof.

     4.7  Use of Loans.  The proceeds of the Loans will be used for general
          ------------
corporate purposes; provided that no part of the proceeds of any Loan hereunder
                    --------
will be used for the purpose of purchasing or carrying Margin Stock or to extend credit to others for such purpose, in violation of Regulation U or Regulation X issued by the Board of Governors of the Federal Reserve System or Section 7 of the Securities Exchange Act of 1934, as amended.

       4.8  Taxes.  The Borrower has filed, or caused to be filed, all tax
            -----
returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent, (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (c) which are promptly filed or paid upon notice to the Borrower of the existence thereof.

     4.9  Compliance with Law. Each of the Borrower and its Subsidiaries is in
          -------------------
compliance with all laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

     4.10  ERISA.  Except as would not result in a Material Adverse Effect:
           -----

     (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Borrower's or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best of the Borrower's or any ERISA Affiliate's knowledge, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

     (c) None of the Borrower, its Subsidiaries or any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Borrower, its Subsidiaries or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Borrower's knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

     4.11  Hazardous Substances.  Except as would not reasonably be expected to
           --------------------
have a Material Adverse Effect, (i) the real property owned or leased by the Borrower and its Subsidiaries or on which the Borrower or any of its Subsidiaries operates (the "Subject Property") is free from "hazardous
                            ----------------
substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended, and the
                                                 ------
regulations promulgated thereunder, (ii) no portion of the Subject Property is subject to federal, state or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, hazardous wastes, "PCB's" or PCB items (as defined in 40 C.F.R. (S)763.3), underground storage tanks, "asbestos" (as defined in 40 C.F.R. (S)763.63) or the past or present accumulation, spillage or leakage of any such substance, (iii) the Borrower and each of its Subsidiaries is in compliance in all material respects with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their businesses, and (iv) the Borrower does not know of any complaint or investigation regarding real property which it or any of its Subsidiaries owns or leases or on which it or any of its Subsidiaries operates.

     4.12  Liens.  Except as set forth on Schedule 4.12 attached hereto, there
           -----                          -------------
are no liens on any of the assets and properties owned by the Borrower and its Subsidiaries (including any capital stock owned by the Borrower or any of its Subsidiaries).

     4.13  Investment Company.  The Borrower is not an "investment company," or
           ------------------
a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


                                   SECTION 5

                                   COVENANTS
                                   ---------

     So long as any of the Commitments are in effect and, in any event, until payment in full and discharge of all Obligations to the Agent and the Lenders, including payment of all principal and interest on the Loans, the Borrower shall comply, and shall cause each Subsidiary, to the extent applicable, to comply, with the following covenants:

      5.1  Reports, Certificates and Other Information.  The Borrower shall
           -------------------------------------------
furnish to the Agent:

          (a) Annual Financial Statements.  As soon as available, and in any
              ---------------------------
     event within 90 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

          (b) Quarterly Financial Statements.  As soon as available, and in any
              ------------------------------
     event within 45 days after the close of each fiscal quarter of the Borrower and its Subsidiaries, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate.  Within the period for delivery of the
              ---------------------
     financial statements provided in Section 5.1(a) or (b), a certificate of a principal financial officer of the Borrower stating that, to the best of his or her knowledge, either (1) no Default or Event of Default existed as of the end of any calendar quarter or exists or (2) if any such Default or Event of Default existed or exists, specifying such Default or Event of Default and the nature and status thereof.

          (d)  Reports.  Promptly after the sending or filing thereof, copies of
               -------
     any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all reports which the Borrower may from time to time furnish its stockholders.

          (e) Notices.  Upon the chief financial officer of the Borrower
              -------
     obtaining knowledge thereof (but in no event later than 45 days after the end of the fiscal quarter in which such event occurred), written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrower or any Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or such Subsidiary which if adversely determined is likely to have a Material Adverse Effect or (B) the institution of any proceedings against the Borrower or such Subsidiary with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect.

          (f) Other Information.  With reasonable promptness upon any such
              -----------------
     request, such other information regarding the business, properties or financial condition of the Borrower and/or its Subsidiaries as the Agent or any Lender may reasonably request.

     5.2  Books and Records.  The Borrower shall keep, and shall cause each of
          -----------------
its Subsidiaries to keep, complete and accurate books and records of the Borrower's and such Subsidiaries' transactions (i) in accordance with good accounting practices with respect to the Borrower and its Subsidiaries and (ii) on the basis of GAAP with respect to the Borrower and its Domestic Subsidiaries.

     5.3  Mergers and Consolidations.  The Borrower shall (i) maintain its
          --------------------------
corporate existence and (ii) not merge or consolidate with or into any other entity unless the Borrower is the surviving corporation and no Default or Event of Default shall exist either immediately prior to or after giving effect thereto.

     5.4  Insurance.  The Borrower shall maintain, and shall cause each of its
          ---------
Subsidiaries to maintain, insurance in such amounts and covering such risks as is consistent with sound business practice.

     5.5  Payment of Taxes.  The Borrower shall pay and discharge, and shall
          ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiaries, or upon income or profits of the Borrower or such Subsidiaries, or upon any of the properties of the Borrower or such Subsidiaries, before they shall become delinquent; provided, however, that neither the Borrower nor any such Subsidiary
            --------  -------
shall be required to pay any such tax, assessment or levy which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

     5.6  Compliance with Laws.  The Borrower will comply, and will cause each
          --------------------
of its Subsidiaries to comply, with all laws, rules, regulations and orders (including, without limitation, Environmental Laws), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

     5.7  Use of Proceeds.  The Borrower shall use the proceeds of the Loans
          ---------------
solely for the purposes set forth in Section 4.7.

     5.8  Asset Sales, etc.  The Borrower shall not sell, transfer or otherwise
          -----------------
dispose of any of its properties and assets (including without limitation any capital stock in any of its Subsidiaries) except:

               (i) sales or leases in the ordinary course of business; and

               (ii) other non-ordinary course of business sales provided that
     (A) the aggregate net book value of the assets sold by the Borrower or any of its Subsidiaries in all such transactions after the Closing Date does not exceed 10% of Total Assets as of the Closing Date and (B) no Default or

     Event of Default shall have occurred and be continuing at the time of any such sale or shall result upon giving effect thereto.

     5.9  Liens.  After the date hereof  the Borrower will not issue, assume or
          -----
guarantee, and will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a Lien of or upon any assets, whether now owned or hereafter acquired, of the Borrower or any such Domestic Subsidiary without effectively providing that the Obligations (together with, if the Borrower shall so determine, any other Indebtedness of the Borrower ranking equally with the Obligations) shall be equally and ratably secured by a Lien ranking ratably with and equal to (or at the Borrower's option prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

          (i) Liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary;

          (ii) Liens on any assets existing at the time of acquisition of such assets by the Borrower or a Domestic Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such assets upon the acquisition of such assets by the Borrower or a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by the Borrower or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any assets theretofore owned by the Borrower or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

          (iii) Liens on any assets to secure Indebtedness of a Subsidiary to the Borrower or to any wholly owned Domestic Subsidiary;

          (iv) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Borrower or a Domestic Subsidiary;

          (v) Liens on any assets of the Borrower or a Domestic Subsidiary in favor of the United States of America or any

     State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of contruction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);

          (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) to (v), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on real property);

          (vii) Liens not permitted by clauses (i) through (vi) above if at the time of, and after giving effect to, the creation or assumption of any such Lien, the aggregate amount of all Indebtedness of the Borrower and its Domestic Subsidiaries secured by all such Liens not so permitted by clauses
     (i) through (vi) above does not exceed 10% of Total Assets.

     5.10 Minimum Book Net Worth.  The Borrower shall not permit Book Net Worth
          ----------------------
to be less than $815,000,000.00 as of the last day of any fiscal quarter (commencing with the fiscal quarter ending June 30, 1996); provided, however,
(i) such amount shall be increased at the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 1996) by an amount equal to 50% of the Borrower and its Subsidiaries' net income for the fiscal quarter then ending (computed on a consolidated basis in accordance with GAAP); and (ii) such amount shall be decreased by the aggregate cumulative amount, but in any event not to exceed $250,000,000.00 for purposes of this clause (ii), of all payments made by the Borrower subsequent to the Closing Date for the redemption, retirement or other repurchase of any shares of the capital stock of the Borrower.


                                   SECTION 6

                               EVENTS OF DEFAULT
                               -----------------

      6.1  Events of Default.  Each of the following occurrences shall
           -----------------
constitute an "Event of Default" under this Agreement:
               ----------------

          (A) any representation or warranty made or deemed made by the Borrower to the Lenders in or in connection with this Credit Agreement or any of the other Credit Documents shall prove to have been false or misleading in any material respect when made, deemed made or furnished;

          (B)  the Borrower shall fail to pay

               (i) any principal of any Note as and when the same shall become due and payable, or

               (ii) any interest on any Note, any Facility Fee or any other Obligation as and when the same shall become due and payable, and such failure shall continue unremedied for more than three days;

          (C) the Borrower shall fail to perform or observe any covenant contained in Section 5.1(e), 5.7 or 5.10 of this Credit Agreement;

          (D) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Credit Agreement or any other Credit Document (other than as provided in subsections 6.1(B) and (C)) on its part to be performed or observed, and such failure shall continue unremedied for a period of 30 days after notice thereof has been received from the Agent or any Lender;

          (E) the Borrower shall fail to pay when due, whether by acceleration or otherwise, one or more evidences of Indebtedness (other than the Notes hereunder) having an aggregate unpaid balance of more than $50,000,000.00, and such failure shall continue for more than the period of grace, if any, applicable thereto and shall not have been waived;

          (F) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or such Subsidiary or any of their respective properties or assets, (ii) generally fail or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower or such Subsidiary in an involuntary case under the Bankruptcy Code or (vii) take any corporate action for the purpose of effecting any of the foregoing; provided, however, the occurrence of any of the foregoing events referenced in this Section 6.1(F) with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could have or might be reasonably expected to have a Material Adverse Effect;

          (G) a proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian or liquidator of the Borrower or such Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; provided, however, the occurrence of any of the foregoing events referenced in this Section 6.1(G) with respect to any Subsidiary of the Borrower shall not constitute an Event of Default unless such occurrence could have or might be reasonably expected to have a Material Adverse Effect;

          (H) any of the following events or conditions, which in the aggregate, reasonably could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $50,000,000.00: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of
     Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any

     Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

          (I) any final judgment, final consent decree or final order for the payment of money (or for the performance of any remedial action or other services that would result in the expenditure of funds by the Borrower or any of its Subsidiaries) shall be rendered against the Borrower or any of its Subsidiaries by any federal, state or local court or administrative agency and the same shall fail to be discharged, stayed or bonded for a period of 60 days after such final judgment, final consent decree or final order for the payment of money (or, in the case of performance obligations, shall fail to be performed in the manner and at the times required in such final judgment, final consent decree or final order or shall fail to otherwise be discharged, stayed or bonded, in any such case, for a period of 60 days after the performance of such obligations is required) provided that no occurrence described in this subsection (I) shall constitute an Event of Default unless the aggregate outstanding liability of the Borrower and its Subsidiaries which has resulted from all such occurrences shall exceed $50,000,000.00 or its equivalent in any other currency);

          (J) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of the then outstanding voting stock of the Borrower; or

          (K) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby and such failure shall have a material adverse effect on the rights and remedies of the Agent or the Lenders thereunder (except to the extent any such failure is caused by the Agent
                 ------
     and except as such documents may be terminated or no longer in force and
         ------
     effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

      6.2. Rights and Remedies.  Upon the occurrence of an Event of Default, and
           -------------------
at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 8.5), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower:

          (i)  Termination of Commitments.  Declare the Commitments terminated
               --------------------------
     whereupon the Commitments shall be immediately terminated.

          (ii)  Acceleration.  Declare the unpaid principal of and any accrued
                ------------
     interest in respect of all Loans and any and all other Obligations to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          (iii)  Enforcement of Rights.  Enforce any and all rights and
                 ---------------------
     interests created and existing under this Credit Agreement and the Notes and all rights of set-off.

     Notwithstanding the foregoing, in the case of an Event of Default specified in subsection (F) or (G) relating to the Borrower, the respective Commitment of each Lender shall be immediately terminated and the Notes, including all interest thereon, and all other Obligations shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   SECTION 7

                               AGENCY PROVISIONS
                               -----------------

     7.1  Appointment.  Each Lender hereby designates and appoints NationsBank,
          -----------
N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent")
                                                                        -----
of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower.

     7.2  Delegation of Duties.  The Agent may execute any of its duties
          --------------------
hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     7.3  Exculpatory Provisions.  Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency hereof or of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower.

     7.4  Reliance on Communications.  The Agent shall be entitled to rely, and
          --------------------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 8.2(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 8.5, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     7.5  Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     7.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
          ---------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     7.7  Indemnification.  The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Committed Amounts, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

     7.8  Agent in its Individual Capacity.  NationsBank, N.A. and its
          --------------------------------
affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     7.9  Successor Agent.  The Agent may, at any time, resign upon 10 days'
          ---------------
written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent which has been approved by the Borrower (such approval not to be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 7.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


                                   SECTION 8

                                 MISCELLANEOUS
                                 -------------

     8.1  Notices.  Except as otherwise expressly provided herein, all notices
          -------
and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Agent, set forth below, and in the case of the Lenders, set forth on Schedule 2.1(a),
                                                              ---------------
or at such other address as such party may specify by written notice to the other parties hereto:

          if to the Borrower:

               Sonoco Products Company
               One North Second Street
               Hartsville, S.C.  29550
               Attn: C. J. Hupfer
               Telephone: (803) 383-7179
               Telecopy: (803) 339-6098

          if to the Agent:

               NationsBank, N.A.
               NationsBank Corporate Center
               NC1-007-08-05
               Charlotte, North Carolina 28255
               Attn: Mike Short
               Telephone: (704) 386-6274
               Telecopy: (704) 386-3271
               ------------------------

     8.2  Benefit of Agreement.
          --------------------

          (a) Generally.  This Credit Agreement shall be binding upon and inure
              ---------
     to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign
                                    --------
     and transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer,
              -------- -------
     assign or grant
     participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 8.2, provided however that nothing herein
                                       --------
     shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender and/or to any other Lender.

          (b) Assignments.  Each Lender may, upon obtaining the consent of the
              -----------
     Borrower and the Agent (which consent shall not be unreasonably withheld), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 8.2(b) to one
                                                          ---------------
     or more additional banks or financial institutions, provided that (i) no
                                                         --------
     such consent shall be required with respect to any assignment by a Lender to an affiliate of such Lender and no such consent shall be required from the Borrower after the occurrence and during the continuation of any Event of Default, and (ii) any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitment (or the entire amount of such Commitment if such entire amount is less than $10,000,000) and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon execution by all necessary parties of the applicable assignment agreement, together with the payment of a transfer fee of $3,500 to the Agent for the account of the Agent. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof).

          (c) Participations.  Each Lender may sell, transfer, grant or assign
              --------------
     participations in all or any
     part of such Lender's interests and obligations hereunder; provided that
                                                                --------
     (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder and (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, or (B) postpone the date fixed for any payment of principal (including the date of any mandatory prepayment), interest or fees in which the participant is participating. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

     8.3  No Waiver; Remedies Cumulative.  No failure or delay on the part of
          ------------------------------
the Borrower, the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     8.4  Payment of Expenses, etc.  The Borrower agrees to:  (i) pay all
          ------------------------
reasonable out-of-pocket costs and expenses of the Agent in connection with any amendment, waiver or consent relating to this Credit Agreement and the other Credit Documents to which it shall consent, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Agent and each Lender in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Agent and each Lender, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     8.5  Amendments, Waivers and Consents.  Neither this Credit Agreement nor
          --------------------------------
any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Lenders, provided
                                                                       --------
that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders or the Swingline Lender over the amount thereof in effect, (ii) amend, modify or waive any provision of this Section, (iii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. No provision of Section 7 may be amended without the consent of the Agent. No provision of Section 2.3 may be amended without the consent of the Swingline Lender.

     8.6  Audits/Inspections.  Upon reasonable notice and during normal business
          ------------------
hours, the Borrower shall, at the expense of the Lenders, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Borrower.

     8.7  Confidentiality.  The Agent and each of the Lenders agrees that it
          ---------------
will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, directors, Subsidiaries, affiliates, auditors, counsel or other professional advisors or to another Lender) any information with respect to the Borrower which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 8.7, (b) at the request of, or as may be required or appropriate in any report, statement or testimony submitted to, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or similar organizations (whether in the United States or elsewhere) or their successors or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective participant or assignee in connection with any contemplated transfer pursuant to
Section 8.2, provided that such prospective transferee shall have been made
             --------
aware of this Section 8.2 and shall have agreed to be bound by its provisions as if it were a party to this Credit Agreement, or (e) in connection with any litigation or dispute to which one or more of the Lenders or the Agent or the Borrower is a party.

     8.8  Counterparts.  This Credit Agreement may be executed in any number of
          ------------
counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     8.9  Headings.  The headings of the sections and subsections hereof are
          --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     8.10  Survival of Indemnification.  All indemnities set forth herein,
           ---------------------------
including, without limitation, in Sections 2.8, 2.11, 2.12, 2.13 and 8.5 shall survive the execution and delivery of this Credit Agreement, and the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitment hereunder.

     8.11  Governing Law; Submission to Jurisdiction; Venue.
           ------------------------------------------------

          (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

          (b) Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) EACH OF THE AGENTS, EACH OF THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.12  Severability.  If any provision of any of the Credit Documents is
           ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     8.13  Entirety.  This Credit Agreement together with the other Credit
           --------
Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     8.14  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                       SONOCO PRODUCTS COMPANY
- --------


                                By     /s/ C.J. Hupfer
                                  --------------------------------------------

                                Title  Vice President, Treasurer and Secretary
                                     -----------------------------------------


                    [Signatures Continue on Following Page]




                              Signature Page - 1

LENDERS:       NATIONSBANK, N.A.,
- -------
               individually in its capacity as a
               Lender and in its capacity as Agent


               By     /s/ Michael Short
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------

               SUNTRUST BANK, ATLANTA

               By     /s/ Brian K. Peters
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



               By     /s/ Jarrett White III
                 ---------------------------------------

               Title  GVP
                    ------------------------------------


               THE BANK OF TOKYO-MITSUBISHI, LTD

               By     /s/ Brandon Meyerson
                 ---------------------------------------

               Title  Assistant Vice President
                    ------------------------------------



               FIRST UNION NATIONAL BANK OF
               SOUTH CAROLINA

               By     /s/ Gregory G. Burke
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



               BANK OF AMERICA ILLINOIS

               By     /s/ Michael J. McKenney
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



               WACHOVIA BANK OF SOUTH CAROLINA

               By     /s/ Gina Wurthmann Lesslie
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



                              Signature Page - 2

               MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK

               By     /s/ Patricia P. Lunka
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------


               CREDIT SUISSE

               By     /s/ William P. Murray
                 ---------------------------------------

               Title  Member of Senior Management
                    ------------------------------------

               By     /s/ Kristinn R. Kristiansson
                 ---------------------------------------

               Title  Associate
                    ------------------------------------



               BANK OF MONTREAL

               By     /s/ Kanu Modi
                 ---------------------------------------

               Title  Director
                    ------------------------------------



               THE BANK OF NEW YORK

               By     /s/ Alan F. Lyster, Jr.
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



               DEUTSCHE BANK AG - NEW YORK
               AND/OR CAYMAN ISLANDS BRANCHES

               By     /s/ Flore F. Blaise Williams
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------

               By     /s/ Hans-Josef Thiele
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



               SOCIETE GENERALE

               By     /s/ Ralph Saheb
                 ---------------------------------------

               Title  Vice President
                    ------------------------------------



                              Signature Page - 3

                                          Schedule 2.1(a)
                                          ---------------
                                      Schedule of Lenders and
                                      -----------------------
                                            Commitments
                                            -----------

                                                                                            Commitment
              Lender                     Address for Notices           Committed Amount     Percentage
              ------                     -------------------           ----------------     ----------
NationsBank, N.A.                      NationsBank Corporate Center         $43,000,000     9.55555555
                                                 8th Floor
                                           Charlotte, NC  28255
                                           Attn:  Michael Short
                                        Telephone:  (704) 386-6274
                                        Facsimile:  (704) 386-3271

SunTrust Bank, Atlanta                         25 Park Place                $37,000,000     8.22222222
                                            26th Floor, MC-118
                                            Atlanta, GA  30303
                                          Attn:  Brian K. Peters
                                         Telephone: (404) 827-6118
                                         Facsimile: (404) 658-4905

The Bank of Tokyo-Mitsubishi, Ltd.             Atlanta Ageny                $37,000,000     8.22222222
                                          Georgia Pacific Center
                                                Suite 4970
                                        133 Peachtree Street, N.E.
                                          Atlanta, GA  30303-1808
                                           Attn:  Sharon Durham
                                        Telephone:  (404) 222-4214
                                        Facsimile:  (404) 577-1155

First Union National Bank                    1441 Main Street               $37,000,000     8.22222222
of South Carolina                                3rd Floor
                                            Columbia, SC  29201
                                           Attn:  Gregory Burke
                                        Telephone:  (803) 251-4400
                                        Facsimile:  (803) 251-4434

Bank of America Illinois                   1230 Peachtree Street            $37,000,000     8.22222222
                                                Suite 3800
                                            Atlanta, GA  30309
                                        Attn:  Michael J. McKenney
                                        Telephone:  (404) 249-6913
                                        Facsimile:  (404) 249-6938



                                          Schedule 2.1(a)
                                          ---------------
                                      Schedule of Lenders and
                                      -----------------------
                                            Commitments
                                            -----------

                                                                                            Commitment
               Lender                       Address for Notices        Committed Amount     Percentage
               ------                       -------------------        ----------------     ----------
Wachovia Bank of South Carolina,             1401 Main Street               $37,000,000     8.22222222
 N.A.                                 Columbia, South Carolina  29226
                                       Attn:  Gina Wurthmann Lesslie
                                        Telephone:  (803) 765-4355
                                        Facsimile:  (803) 765-3232

Morgan Guaranty Trust Company of              60 Wall Street                $37,000,000     8.22222222
 New York                                       22nd Floor
                                            New York, NY  10260
                                              Attn: Jenny Lee
                                        Telephone:  (212) 648-6707
                                        Facsimile:  (212) 648-5336

Credit Suisse                               12 East 49th Street             $37,000,000     8.22222222
                                                41st Floor
                                            New York, NY  10017
                                          Attn:  Kris Kristinsson
                                        Telephone:  (212) 238-2000
                                         Facsimile: (212) 238-5245

Bank of Montreal                        430 Park Avenue, 14th Floor         $37,000,000     8.22222222
                                            New York, NY  10022
                                             Attn:  Kanu Modi
                                        Telephone:  (212) 605-1663
                                        Facsimile:  (212) 605-1454

The Bank of New York                     1 Wall Street, 22nd Floor          $37,000,000     8.22222222
                                            New York, NY  10286
                                          Attn:  Ann Marie Beeble
                                        Telephone:  (212) 635-1339
                                        Facsimile:  (212) 635-6434

Deutsche Bank AG - New York and/or          31 West 52nd Street             $37,000,000     8.22222222
 Cayman Islands Branches                    New York, NY  10019
                                        Attn:  Flora Blaisewilliams
                                        Telephone:  (212) 469-8679
                                         Facsimile:  (212 474-8212


                                          Schedule 2.1(a)
                                          ---------------
                                      Schedule of Lenders and
                                      -----------------------
                                            Commitments
                                            -----------

                                                                                            Commitment
              Lender                       Address for Notices        Committed Amount      Percentage
              ------                       -------------------        ----------------      ----------
Societe Generale                         303 Peachtree Street, N.E.       $37,000,000        8.22222222
                                                Suite 3840
                                            Atlanta, GA  30308
                                            Attn:  Mike Schmidt
                                        Telephone:  (404) 865-7410
                                        Facsimile:  (404) 865-7419

                               Schedule 2.1(b)(i)
                               ------------------

                     FORM OF NOTICE OF COMMITTED BORROWING


NationsBank, N.A.,
 as Agent for the Lenders
___________________________
___________________________
Attn:  ____________________


Ladies and Gentlemen:

     The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the
                                                    --------
Credit Agreement dated as of September __, 1996 (as amended and modified, from time to time, the "Credit Agreement"), among the Borrower, the Lenders and
                   ----------------
NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice/1/ that it requests a Committed Loan borrowing pursuant to the provisions of Section 2.1(b) of the Credit Agreement and in connection herewith sets forth below the terms on which such borrowing is requested to be made:


(A)  Date of Borrowing
     (which is a Business Day)   _______________________

(B)  Principal Amount of
     Borrowing/2/                _______________________

(C)  Interest rate basis/3/      _______________________

(D)  Interest Period and the
     last day thereof/4/         _______________________



     In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (c) of such Section, and confirms that the matters referenced in subsections (d) and (e) of such Section, are true and correct.

               Very truly yours,

               SONOCO PRODUCTS COMPANY

               By:__________________________________
               Name:________________________________
               Title:_______________________________
- ----------
/1/ Notice must be received by the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans.

/2/  A minimum of $5,000,000 and increments of $2,000,000.

/3/  Eurodollar and Base Rate Loans available.

/4/ Interest Periods of one, two, three and six months' duration for Eurodollar Loans.

                                SCHEDULE 2.1(e)
                                ---------------

                             FORM OF COMMITTED NOTE

$_________________                                            September 17, 1996


          FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a ____________ corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
__________________________, its successors and assigns (the "Lender"), at the
                                                             ------
office of NationsBank, N.A., as Agent (the "Agent"), at 101 North Tryon Street,
                                            -----
NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit
                                                                 ------
Agreement"; all capitalized terms not otherwise defined herein shall have the
- ---------
meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of ________________________DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.1(d) of the Credit Agreement.

     Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees; provided that
                                                               --------
such attorneys' fees shall be based on the actual amount of time expended in connection with such matters at the usual hourly rates of such attorneys, notwithstanding the provisions of N.C. Gen. Stat. (S) 6-21.2.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                    ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                                SONOCO PRODUCTS COMPANY

                                                By:____________________________
                                                Name:__________________________
                                                Title:_________________________

                               SCHEDULE A TO THE
                                 COMMITTED NOTE
                           OF SONOCO PRODUCTS COMPANY
                            DATED SEPTEMBER __, 1996

                                                   Unpaid      Name of
           Type                                    Principal   Person
           of     Interest         Payments        Balance     Making
Date       Loan   Period     Principal  Interest   of Note     Notation
- ----       ----   --------   ---------  --------   ---------   --------

                               Schedule 2.2(b)-1
                               -----------------

                        FORM OF COMPETITIVE BID REQUEST


NationsBank, N.A.,
 as Agent for the Lenders
__________________________
__________________________
Attn:  ___________________

Ladies and Gentlemen:

    The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the
                                                   --------
Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and
                   ----------------
NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice/1/ pursuant to Section 2.2(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection herewith sets forth below the terms on which such Competitive Loan borrowing is requested to be made:


(A)  Date of Competitive Loan Borrowing
     (which is a Business Day)            __________________

(B)  Principal Amount of
     Competitive Loan Borrowing/2/        __________________

(C)  Interest Period and the last
     day thereof/3/                       __________________

- ----------
/1/ Notice must be received by the Agent by 12:00 Noon (Charlotte, North Carolina time) on the second Business Day prior to the date of the requested Competitive Loan borrowing .

/2/  A minimum of $5,000,000 and $2,000,000 increments in excess thereof.

/3/ Subject to the provisions and definitions of the Credit Agreement, but generally not less than ___ days nor more than ___ days.

     In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (c) of such Section, and confirms that the matters referenced in subsections (d) and (e) of such Section, are true and correct.


                              Very truly yours,

                              SONOCO PRODUCTS COMPANY


                              By:____________________________
                              Name:__________________________
                              Title:_________________________

                               Schedule 2.2(b)-2
                               -----------------

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

Attention:

Dear Sirs:

     Reference is made to the Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among
                                                 ----------------
SONOCO PRODUCTS COMPANY (the "Borrower"), the Lenders and NationsBank, N.A., as
                              --------
Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on _____________, 19__, pursuant to Section 2.2(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 19__ [Date of Proposed Competitive Loan Borrowing] Your Competitive Bid must comply with Section 2.2(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing  __________________

(B)  Principal amount of
     Competitive Borrowing          __________________

(C)  Interest Period and the last
     day thereof                    __________________


                             Very truly yours,

                             NATIONSBANK, N.A., as Agent


                             By:_______________________________
                             Name:_____________________________
                             Title:____________________________

                                Schedule 2.2(c)
                                ---------------

                            FORM OF COMPETITIVE BID


NationsBank, N.A.,
 as Agent for the Lenders
__________________________
__________________________
Attn:  ___________________

Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit
                                                                       ------
Agreement"), among SONOCO PRODUCTS COMPANY (the "Borrower"), the Lenders and
- ---------                                        --------
NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.2(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)  Principal Amount/1/            ____________________

(B)  Competitive Bid Rate           ____________________

(C)  Interest Period and last
     day thereof                    ____________________

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.2(e) of the Credit Agreement.

                              Very truly yours,

                              [NAME OF LENDER]

                              By:______________________________
                              Name:____________________________
                              Title:___________________________


- ----------
/1/ Acceptance in a minimum principal amount of $1,000,000 and $500,000 increments in excess thereof.

                                Schedule 2.2(e)
                                ---------------

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


NationsBank, N.A.,
 as Agent for the Lenders
__________________________
__________________________
Attn:  ___________________

Ladies and Gentlemen:

     The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the
                                                    --------
Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and
                   ----------------
NationsBank, N.A., as Agent.

     In accordance with Section 2.2(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ______________ and in accordance with Section 2.2(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

                                                    Interest
Principal Amount          Competitive Bid Rate        Paid       Lender
- ----------------          --------------------      --------     ------

     $                              [%]
     $                              [%]

We hereby reject the following bids:

                                                    Interest
Principal Amount          Competitive Bid Rate        Paid        Lender
- ----------------          --------------------      --------      ------

     $                              [%]
     $                              [%]


     The Competitive Loans accepted as provided above should be deposited in the general deposit account maintained by the Borrower with NationsBank, N.A. on [date].

                              Very truly yours,

                              SONOCO PRODUCTS COMPANY


                              By:_____________________________
                              Name:________________________
                              Title:_______________________

                                SCHEDULE 2.2(i)
                                ---------------

                            FORM OF COMPETITIVE NOTE

$450,000,000                                                  September __, 1996


          FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a __________________ corporation (the "Borrower"), hereby promises to pay to the order of
                  --------
__________________________, its successors and permitted assigns (the "Lender"),
                                                                       ------
at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 North Tryon
                                                   -----
Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended and modified from time to time, the "Credit
                                                                     ------
Agreement"; all capitalized terms not otherwise defined herein shall have the
- ---------
meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2(g) of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

     Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note and all other indebtedness owing to the Lender under the Credit Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees; provided that
                                                               --------
such attorneys' fees shall be based on the actual amount of time expended in connection with such matters at the usual hourly rates of such attorneys, notwithstanding the provisions of N.C. Gen. Stat. (S) 6-21.2.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                    ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                       SONOCO PRODUCTS COMPANY

                                       By:___________________________
                                       Name:_________________________
                                       Title:________________________

                               SCHEDULE A TO THE
                                COMPETITIVE NOTE
                           OF SONOCO PRODUCTS COMPANY
                            DATED SEPTEMBER __, 1996



                                                  Unpaid     Name of
           Type                                   Principal  Person
           of        Interest      Payments       Balance    Making
Date       Loan      Period  Principal  Interest  of Note    Notation
- ---------  --------  ------  ---------  --------  -------    --------

                                SCHEDULE 2.3(d)
                                ---------------


                             FORM OF SWINGLINE NOTE

$15,000,000.00                             September __, 1996


   FOR VALUE RECEIVED, SONOCO PRODUCTS COMPANY, a ______________ corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its
      --------
successors and registered assigns (the "Swingline Lender"), at the office of
                                        ----------------
NationsBank, N.A., as Agent (the "Agent"), at 100 N. Tryon Street, Charlotte,
                                  -----
North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Swingline Lender and other Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the

"Credit Agreement"; all capitalized terms not otherwise defined herein shall
- -----------------
have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(c) of the Credit Agreement .

  Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 2.4 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

  In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

  All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated
                                 ----------
herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such
                        --------  -------
information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

  This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 8.2 of the Credit Agreement.

  IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                             SONOCO PRODUCTS COMPANY

                                             By____________________________

                                             Title_________________________

                               SCHEDULE A TO THE
                                 SWINGLINE NOTE
                               OF _______________
                            DATED SEPTEMBER __, 1996

                                             Unpaid      Name of
        Type                                 Principal   Person
        of    Interest        Payments       Balance     Making
Date    Loan  Period    Principal  Interest  of Note     Notation
- ----    ----  --------  ---------  --------  ---------   --------

                                  Schedule 2.4
                                  ------------

                   FORM OF NOTICE OF CONVERSION OR EXTENSION


NationsBank, N.A.,
 as Agent for the Lenders
__________________________
__________________________
Attention:  ______________________


Ladies and Gentlemen:

    The undersigned, SONOCO PRODUCTS COMPANY (the "Borrower"), refers to the
                                                   --------
Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and
                   ----------------
NationsBank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice/1/ pursuant to Section 2.5 of the Credit Agreement that it requests an extension or conversion of a Committed Loan outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension or conversion is requested to be made:

(A) Date of Extension or Conversion
    (which, with regard to Eurodollar
    Loans, is the last day of the
    the applicable Interest Period)   _______________________

(B) Principal Amount of
    Extension or Conversion/2/        _______________________

(C) Interest rate basis/3/            _______________________

(D) Interest Period and the
    last day thereof/4/               _______________________


- ----------
/1/ This Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) must be delivered to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the second Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion.

/2/  A minimum of $5,000,000 and increments of $2,000,000.

/3/  Eurodollar and Base Rate Loans available.

/4/ Interest Periods of one, two, three and six months' duration for Eurodollar Loans.

    In accordance with the requirements of Section 3.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (c) of such Section, and confirms that the matters referenced in subsections (d) and (e) of such Section, are true and correct.

                         Very truly yours,

                         SONOCO PRODUCTS COMPANY

                         By:__________________________________
                         Name:________________________________
                         Title:_______________________________

                                 SCHEDULE 2.11
                                 -------------

                    FORM OF U.S. TAX COMPLIANCE CERTIFICATE

    Reference is hereby made to the Credit Agreement, dated as of September __, 1996, as amended and modified from time to time thereafter, among Sonoco Products Company, the Lenders party thereto and NationsBank, N.A., as Agent (the "Credit Agreement"). Pursuant to Section 2.12 of the Credit Agreement, the
 ----------------
undersigned hereby certifies that it is not a "bank" as such term is used in
Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                  [NAME OF LENDER]


                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                SCHEDULE 3.1(c)
                                ---------------

                            [Form of Legal Opinions]


                               September __, 1996



To the Agent and Lenders party to the
 Credit Agreement referred to below

Ladies and Gentlemen:

    We are general counsel to Sonoco Products Company, a ______________ corporation ("Sonoco"). As such we have been asked to give certain legal
              ------
opinions set forth herein in connection with the Credit Agreement (the "Credit
                                                                        ------
Agreement"), dated as of September __, 1996 among Sonoco, the several lenders
- ---------
identified on the signature pages thereto and such other lenders as may from time to time become a party thereto and NationsBank, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

    This opinion is given in accordance with the requirements of Section 3.1(c) of the Credit Agreement.

    In rendering the opinions expressed below, we have examined an executed copy of the Credit Documents and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Sonoco, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

    In such examination, we have assumed the genuineness of all signatures (other than signatures of officers of Sonoco), the authenticity of all documents (other than the Credit Documents) submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

    1. Sonoco (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________, (ii) is duly qualified and in good standing as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, except where its failure so to qualify would not have a Material Adverse Effect, and (iii) has the corporate power and authority to own its real properties and its material personal properties and to carry on its business as now conducted.

    2. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Sonoco will (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

    3. No approval, consent or authorization of, or any other action by, or filing or registration with, any governmental department, agency or instrumentality, is necessary for the execution or delivery by Sonoco of the Credit Documents or for the performance by it of any of the terms or conditions thereof.

    4. Each of the Credit Documents has been duly executed and delivered by Sonoco.

    5. Each of the Credit Documents constitutes a legal, valid and binding obligation of Sonoco enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    7.  To the best of our knowledge,

        (i) there are no actions, suits or proceedings pending or threatened against or affecting Sonoco or any Subsidiary in any court or arbitration or before or by any governmental department, agency or instrumentality, domestic or foreign, which reasonably could be expected to have a Material Adverse Effect; and

        (ii) neither Sonoco nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree or award or in violation of any rule or regulation of any court or binding arbitration or governmental department, agency or instrumentality, domestic or foreign, the violation of which would have a Material Adverse Effect.

                         Very truly yours,

                            -----------------------


                     September 17, 1996



To the Lenders party to the Credit
 Agreement referred to below and
 NationsBank, N.A.,
 as Agent thereunder

Ladies and Gentlemen:

    We have acted as special counsel to the Agent and the Lenders party to that certain Credit Agreement of even date herewith among Sonoco Products Company (the "Borrower"), the Lenders party thereto and NationsBank, N.A., as Agent (the "Credit Agreement"). This opinion is delivered to you pursuant to Section 3.1(c) of the Credit Agreement. Terms defined in the Credit Agreement are incorporated herein by reference.

    In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

    We have also assumed, for purposes of the opinions expressed herein, (i) that the parties to the Credit Documents have the corporate power and authority to enter into and perform the Credit Documents and that the Credit Documents have been duly authorized, executed and delivered by each such party and (ii) the delivery of the consideration for the Credit Documents.

    The opinions expressed herein are subject to the following further assumptions, limitations, qualifications and exceptions:

    Certain rights, remedies and waivers contained in the Credit Documents may be rendered ineffective, or may be limited, by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Credit Documents inadequate for the practical realization of the benefits and security which the Credit Documents purport to provide.

    Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Documents constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms except to the extent that enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law). Without limiting the generality of the foregoing, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Documents of Section 548 of the Bankruptcy Code or North Carolina General Statutes Section 39-15 relating to fraudulent transfers and obligations.

    This opinion is limited to the federal law of the United States of America and the law of the State of North Carolina in effect on the date hereof.

    This opinion is rendered solely for your benefit in connection with the transaction described above and may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except to your bank examiners, auditors, and counsel and to prospective transferees of your interests under the Credit Documents and their professional advisers, or as required by law or pursuant to legal process.


                         Very truly yours,

                         MOORE & VAN ALLEN, PLLC

                                 SCHEDULE 4.12
                                 -------------

                                 Existing Liens

                                 SCHEDULE 5.1(c)
                                 ---------------

                    Form of Officer's Compliance Certificate

    For the fiscal quarter ended _________________, 19___.

    I, ______________________, [Title] of SONOCO PRODUCTS COMPANY (the

"Borrower") hereby certify that, to the best of my knowledge and belief, with
 --------
respect to that certain Credit Agreement dated as of September __, 1996 (as amended and modified from time to time, the "Credit Facility"; all of the
                                             ---------------
defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto and NationsBank, N.A., as Agent:

    a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments; and

    b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

    This ______ day of ___________, 19__.


                     SONOCO PRODUCTS COMPANY

                     By:________________________________
                     Name:______________________________
                     Title:_____________________________

                                SCHEDULE 8.2(b)
                                ---------------

                       Form of Assignment and Acceptance


    THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 199_ is entered into between ________________ ("Assignor") and ____________________ ("Assignee").
                           --------                              --------

    Reference is made to the Credit Agreement dated as of September __, 1996, as amended and modified from time to time thereafter (the "Credit Agreement") among
                                                        ----------------
SONOCO PRODUCTS COMPANY, the Lenders party thereto and NationsBank, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

    1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and
                      -----------------
obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Committed
                                              --------------
Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.2(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

3.   Terms of Assignment

    (a)  Date of Assignment:

    (b)  Legal Name of Assignor:

    (c)  Legal Name of Assignee:

    (d)  Effective Date of Assignment:

    (e)  Commitment Percentage Assigned
         (expressed as a percentage of
         the Total Committed Amount and
         set forth to at least 8 decimals)                         %

    (f)  Commitment Percentage of
         Assignor after Assignment
         (set forth to at least 8 decimals)                        %

    (g)  Total Committed Loans outstanding
         as of Effective Date                      $_____________

    (h)  Principal Amount of Committed
         Loans assigned on Effective
         Date (the amount set forth
         in (g) multiplied by the
         percentage set forth in (e))    $_____________

The terms set forth above
are hereby agreed to:

____________________, as Assignor



By:_____________________________________
Name:___________________________________
Title:__________________________________


_____________________, as Assignee


By:_____________________________________
Name:___________________________________
Title:__________________________________


CONSENTED TO:

NATIONSBANK, N.A.,
as Agent

By:____________________________________
Name:__________________________________
Title:_________________________________


SONOCO PRODUCTS COMPANY

By:____________________________________
Name:__________________________________
Title:_________________________________



                                     - 2 -